UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Top To Bottom Pressure Washing, Inc.
(Exact name of registrant as specified in its charter)
Florida	20-4939098
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6371 Business Blvd., Ste. 200 Sarasota, FL 34240	34240
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value of $0.01 per share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A (d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-185174

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-185174), as originally filed with the Securities and Exchange Commission on November 28, 2012, and amendments thereto (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation Filed on November 28, 2012 as Exhibit 3(i) to the registrant’s Registration Statement on Form S-1 (File No. 333-185174) and incorporated herein by reference.
3.2

Amended and Restated Articles of Incorporation

Filed on November 28, 2012 as Exhibit 3(ii) to the registrant’s Registration Statement on Form S-1 (File No. 333-185174) and incorporated herein by reference.

3.3	By-Laws Filed on November 28, 2012, as Exhibit 3(iii) to the registrant’s Registration Statement on Form S-1 (File No. 333-185174) and incorporated herein by reference.
5

Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.

Filed on November 28, 2012, as Exhibit 5 to the registrant’s Registration Statement on Form S-1 (File No. 333-185174) and incorporated herein by reference.

10.1	Escrow Agreement Amended Filed on July 16, 2013 as Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-185174) and incorporated herein by reference.
14	Code of Ethics Filed on November 28, 2012, as Exhibit 14 to the registrant’s Registration Statement on Form S-1 (File No. 333-185174) and incorporated herein by reference.
15.1

Letter re: Unaudited Interim Financial information

Filed on July 23, 2013 as Exhibit 15 to the registrant’s amended Registration Statement on Form S-1/A (File No. 333-185174) and incorporated herein by reference

23.1

Consent of Experts and Counsel: Independent Auditor's Consent by DKM, Certified Public Accountant’s

Filed on July 23, 2013, as Exhibit 23 to the registrant’s amended Registration Statement on Form S-1/A (File No. 333-185174) and incorporated herein by reference

23.2

Consent of Experts and Counsel:  Counsel’s Consent, by Harrison Law, P.A., is included in Exhibit 5

Filed on November 28, 2012, included in Exhibit 5 to the registrant’s Registration Statement on Form S-1 (File No. 333-185174) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

TOP TO BOTTOM PRESSURE WASHING, INC.

(Registrant)

Date:

July 26, 2013

By:    /s/DOUGLAS P ZOLLA

Douglas P. Zolla

President